UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(972) 497-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2008, Lennox Industries Inc. and LPAC Corp., each of which are direct or indirect wholly-owned subsidiaries of Lennox International Inc., entered into a Seventh Amendment to Second Amended and Restated Receivables Purchase Agreement (the “Amendment”) with Market Street Funding LLC., the investors named in the Second Amended and Restated Receivables Purchase Agreement, PNC Bank, National Association, YC SUSI Trust, Bank of America, National Association and The Yorktown Investors (as defined in the Second Amended and Restated Receivables Purchase Agreement). The primary purpose of the Amendment was to (a) extend the term of the accounts receivable securitization facility until November 25, 2009 and (b) remove Market Street Funding LLC as a purchaser. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Seventh Amendment to Second Amended and Restated Receivables Purchase Agreement (the “Amendment”) dated as of November 26, 2008, by and among Lennox Industries Inc., LPAC Corp., Market Street Funding LLC., the investors named in the Second Amended and Restated Receivables Purchase Agreement, PNC Bank, National Association, YC SUSI Trust, Bank of America, National Association and The Yorktown Investors (as defined in the Second Amended and Restated Receivables Purchase Agreement) and consented to by Lennox International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: December 2, 2008	By:	/s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Seventh Amendment to Second Amended and Restated Receivables Purchase Agreement (the “Amendment”) dated as of November 26, 2008, by and among Lennox Industries Inc., LPAC Corp., Market Street Funding LLC., the investors named in the Second Amended and Restated Receivables Purchase Agreement, PNC Bank, National Association, YC SUSI Trust, Bank of America, National Association and The Yorktown Investors (as defined in the Second Amended and Restated Receivables Purchase Agreement) and consented to by Lennox International Inc.

4